UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 20, 2013, Cobra Electronics Corporation (the “Company”) released earnings information for the quarter and year ended December 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2013, the Board of Directors of the Company amended and restated the Company’s Amended and Restated Bylaws. The amendments relate primarily to (1) changing the default provision for the date and location of the annual meeting of stockholders from the last Tuesday of April of each year, in Chicago, Illinois, to the second Tuesday of May of each year, within or without the State of Delaware, and (2) changing the officer positions of the Company to add the Chief Executive Officer as an officer of the Company, to provide that the Chairman of the Board is not an officer of the Company and to make conforming changes to the provisions relating to the duties and responsibilities of the respective officers of the Company and the Chairman of the Board.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Cobra Electronics Corporation adopted February 19, 2013

99.1	Press release dated February 20, 2013 issued by Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	COBRA ELECTRONICS CORPORATION

	By:	/s/ Robert J. Ben
	Name:	Robert J. Ben
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Cobra Electronics Corporation adopted February 19, 2013

99.1	Press release dated February 20, 2013 issued by Cobra Electronics Corporation